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                                   EXHIBIT 11

                     HOMEOWNERS GROUP, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE
                      FOR THE THREE MONTHS ENDED MARCH 31,

                                                                                   1997               1996

                                                                             ------------------ -----------------


  Net income (loss)                                                                 ($206,379)        ($244,841)

  CALCULATION OF PRIMARY NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                       5,558,350         5,558,350
    Weighted average additional common shares (options)                                      -                 -

                                                                             ------------------ -----------------

    Weighted average primary common shares outstanding                               5,558,350         5,558,350

                                                                             ------------------ -----------------


Primary net income (loss) per common share                                             ($0.04)           ($0.04)
                                                                                       =======           =======

  CALCULATION OF AVERAGE FULLY DILUTED NET INCOME (LOSS) PER COMMON SHARE:

    Weighted average common shares outstanding during the year                       5,558,350         5,558,350
    Weighted average additional common shares (options)                                      -                 -

                                                                             ------------------ -----------------

    Weighted average fully diluted common shares outstanding                         5,558,350         5,558,350

                                                                             ------------------ -----------------


Fully diluted net income (loss) per common share                                       ($0.04)           ($0.04)
                                                                                       =======           =======
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